INDIANAPOLIS LIFE INSURANCE COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report.................................................F-2
Consolidated Balance Sheets as of
  December 31, 1999 and 1998.................................................F-3
Consolidated Statements of Income for the Years Ended
  December 31, 1999, 1998, and 1997..........................................F-5
Consolidated Statements of Policyowners' Surplus
  For the Years Ended December 31, 1999, 1998, and 1997......................F-6
Consolidated Statements of Cash Flows for the Years
  Ended December 31, 1999, 1998, and 1997....................................F-7
Notes to Consolidated Financial Statements...................................F-8

                         Report of Independent Auditors

        Board of Directors

        Indianapolis Life Insurance Company

        We have audited the accompanying consolidated balance sheets of Indianapolis Life Insurance Company and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, policyowners' surplus and cash flows each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indianapolis Life Insurance Company and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                              /s/  ERNST & YOUNG LLP


        Indianapolis, Indiana
        February 25, 2000

              Indianapolis Life Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                                                         DECEMBER 31,
                                             -----------------------------------
                                                    1999               1998
                                             -----------------------------------
ASSETS
Cash and investments:
    Fixed maturity securities:
      Available for sale, at fair value      $ 4,083,679,362     $ 2,862,569,894
      Held to maturity, at amortized cost        252,226,207         251,622,891
      Trading, at fair value                               -         104,749,857
    Equity securities, at fair value               8,484,261           3,631,961
    Mortgage loans                               378,053,935         355,034,577
    Policy loans                                 184,737,369         184,910,752
    Other invested assets                         12,248,011          12,618,722
    Cash and cash equivalents                    174,417,353         281,380,963
                                             -----------------------------------
Total cash and investments                     5,093,846,498       4,056,519,617

Accrued investment income                         65,417,285          49,461,962
Reinsurance recoverable                          236,849,542         227,119,402
Deferred acquisition costs                       328,711,527         255,580,121
Receivables and other assets                       8,377,412           8,671,838
Federal income taxes                               2,504,823           1,839,703
Property and equipment                            23,826,898          22,451,530
Present value of future profits                   10,293,213           7,589,856
Goodwill                                          12,841,316          14,594,029
Separate account assets                          341,088,253         220,862,443
                                             -----------------------------------
Total assets                                 $ 6,123,756,767     $ 4,864,690,501
                                             ===================================

See accompanying notes.

                                                                  DECEMBER 31,
                                                      --------------------------------
                                                            1999              1998
                                                      --------------------------------

LIABILITIES AND POLICYOWNERS' SURPLUS
Liabilities:
    Policy reserves for future benefits               $5,039,879,222    $3,986,061,676
    Other policyowner funds                              142,752,796       121,243,101
    Accrued commissions and general expenses               8,658,801         8,618,558

    Surplus notes                                         25,000,000        25,000,000
    Other liabilities and reserves                       157,076,129        52,476,120
    Deferred federal income taxes                         39,870,241        65,373,292
    Separate account liabilities                         341,088,253       220,862,443
                                                      --------------    --------------
Total liabilities                                      5,754,325,442     4,479,635,190

Minority interest in consolidated subsidiaries            71,657,673        57,675,503

Policyowners' surplus:
    Accumulated other comprehensive income (loss)       (10,228,978)        18,561,092
    Surplus                                              308,002,630       308,818,716
                                                      --------------    --------------
Total policyowners' surplus                              297,773,652       327,379,808
                                                      --------------    --------------
Total liabilities and policyowners'
 surplus                                              $6,123,756,767    $4,864,690,501
                                                      ==============    ==============

See accompanying notes.

                             Indianapolis Life Insurance Company and Subsidiaries

                                       Consolidated Statements of Income



                                                                              YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------------------
                                                                      1999              1998              1997
                                                           --------------------------------------------------------

REVENUES
Premiums                                                         $ 165,234,240      $168,538,387      $186,385,676
Policy and contract charges                                         64,466,246        44,452,479        26,049,832

Net investment income                                              256,904,634       194,081,412       145,757,342
Net realized capital gains
                                                                     4,822,798         8,200,716         4,435,089
                                                           --------------------------------------------------------
Total revenues                                                     491,427,918       415,272,994       362,627,939

BENEFITS AND EXPENSES
Policy benefits                                                    312,845,116       256,853,599       223,955,437
Underwriting, acquisition and insurance
    expenses                                                       140,447,107        92,636,739        78,090,869

Interest                                                             2,165,000         2,165,000         2,165,000

Dividends to policyowners                                           32,981,886        32,348,774        34,251,633

                                                           --------------------------------------------------------
Total benefits and expenses                                        488,439,109       384,004,112       338,462,939
                                                           --------------------------------------------------------

Income before federal income taxes and minority
    interest
                                                                     2,988,809        31,268,882        24,165,000

Federal income taxes
                                                                     1,592,549         8,636,298         8,771,511
                                                           --------------------------------------------------------
Income before minority interest
                                                                     1,396,260        22,632,584        15,393,489
Minority interest in consolidated subsidiaries
                                                                     2,212,346         1,440,804                 -
                                                           --------------------------------------------------------
Net income (loss)                                                $   (816,086)      $ 21,191,780      $ 15,393,489
                                                           ========================================================

See accompanying notes.

                             Indianapolis Life Insurance Company and Subsidiaries

                               Consolidated Statements of Policyowners' Surplus


                                                         ACCUMULATED
                                                            OTHER                                 TOTAL
                                                        COMPREHENSIVE                         POLICYOWNERS'
                                                        INCOME (LOSS)         SURPLUS            SURPLUS
                                                      ---------------------------------------------------------

Balance at January 1, 1997                                  $ 10,713,558       $272,233,447       $282,947,005

Net income                                                             -         15,393,489         15,393,489
Change in net unrealized gains on available
   for sale securities, net of deferred taxes                  7,090,353                  -          7,090,353
                                                                                            -------------------

Comprehensive income                                                                                22,483,842

                                                      ---------------------------------------------------------
Balance at December 31, 1997                                  17,803,911        287,626,936        305,430,847

Net income                                                             -         21,191,780         21,191,780
Change in net unrealized gains on available
   for sale securities, net of deferred taxes
                                                                 757,181                  -            757,181
                                                                                            -------------------
Comprehensive income                                                                                21,948,961

                                                      ---------------------------------------------------------
Balance at December 31, 1998                                  18,561,092        308,818,716        327,379,808

Net income (loss)
                                                                       -          (816,086)          (816,086)
Change in net unrealized gains on available
   for sale securities, net of deferred taxes               (28,790,070)                  -       (28,790,070)
                                                                                            -------------------
Comprehensive income (loss)                                                                       (29,606,156)

                                                      ---------------------------------------------------------
Balance at December 31, 1999                               $(10,228,978)       $308,002,630       $297,773,652
                                                      =========================================================

See accompanying notes.

                             Indianapolis Life Insurance Company and Subsidiaries

                                     Consolidated Statements of Cash Flows

                                                                               YEAR ENDED DECEMBER 31
                                                                        1999            1998            1997
                                                                ------------------------------------------------

OPERATING ACTIVITIES
Net income (loss)                                                  $   (816,086)    $ 21,191,780   $ 15,393,489
Minority interest in consolidated subsidiaries                         2,212,346       1,440,804              -
Adjustments to reconcile net income (loss) to net cash
   provided (used) by operating activities:
   Depreciation and amortization expense                               6,682,094       6,509,511    (1,184,934)
   Amortization of bond discount                                     (2,256,102)    (28,406,065)    (4,109,098)
   Net realized capital gains                                        (4,822,798)     (8,200,716)    (4,435,089)
   Changes in operating assets and liabilities:
     Current and deferred income taxes                              (26,168,171)      25,444,472      8,778,884
     Deferred acquisition costs                                    (103,826,849)    (95,711,160)   (62,171,552)
     Amortization of deferred acquisition costs                       52,932,857      38,700,076     27,465,963
     Accrued investment income                                      (15,955,323)    (17,017,725)    (7,290,512)
     Reinsurance recoverable                                         (9,730,140)    (88,982,087)   (36,123,118)
     Other assets                                                     12,597,397    (15,112,307)   (59,785,717)
     Other liabilities                                               103,942,438        741,337       8,717,796
                                                                ------------------------------------------------
Net cash provided (used) by operating activities                      14,791,663   (159,402,080)  (114,743,888)

INVESTING ACTIVITIES
Proceeds from sales, calls or maturities:
   Fixed maturities, available for sale                              856,930,309     372,305,685    227,952,210
   Fixed maturities, trading                                                   -      31,972,993     13,576,106
   Fixed maturities, held to maturity                                 18,238,138      27,091,144     23,499,893
   Equity securities                                                  20,827,171       2,068,161        302,906
   Mortgage loans                                                     27,790,227      31,108,079     27,109,687
   Other invested assets                                               1,111,191         521,313      2,057,719
Purchases:
   Fixed maturities, available for sale                          (2,011,854,922) (1,591,940,461)  (710,421,972)
   Fixed maturities, trading                                                   -   (110,308,342)   (39,650,252)
   Fixed maturities, held to maturity                               (14,672,704)     (8,540,379)   (24,172,667)
   Equity securities                                                (25,148,486)    (22,719,732)   (11,619,293)
   Mortgage loans                                                   (50,217,045)    (53,806,953)   (56,910,000)
   Other invested assets                                             (4,718,163)     (6,083,802)    (4,898,687)
                                                                ------------------------------------------------
Net cash used by investing activities                            (1,181,714,284) (1,328,332,294)  (553,174,350)

FINANCING ACTIVITIES
Capital contributions from minority interest in subsidiaries          16,500,000      59,256,667      8,910,000
Deposits to insurance                                              1,223,148,412   1,691,451,606    836,730,081
Withdrawals from insurance liabilities                             (179,689,401)   (108,117,004)  (104,081,649)
                                                                ------------------------------------------------
Net cash provided by financing activities                          1,059,959,011   1,642,591,269    741,558,432
                                                                ------------------------------------------------

Net increase (decrease) in cash                                    (106,963,610)     154,856,895     73,640,194
Cash and cash equivalents at beginning of year                       281,380,963     126,524,068     52,883,874
                                                                ------------------------------------------------
Cash and cash equivalents at end of year                           $ 174,417,353   $ 281,380,963   $126,524,068
                                                                ================================================

See accompanying notes.

              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Indianapolis Life Insurance Company (the "Company") is incorporated in the State of Indiana and is qualified to do business in forty-six states and the District of Columbia. Being a mutual company, it is owned and operated exclusively for the benefit of its policyowners. The Company's business consists primarily of providing individual life and annuity policies. The consolidated financial statements include the Company and its majority-owned subsidiary, The Indianapolis Life Group of Companies, Inc. ("IL Group"). IL Group is a holding company that owns IL Annuity and Insurance Company, Bankers Life Insurance Company of New York, Western Security Life Insurance Company, IL Securities, Inc. and IL Term Insurance Company. IL Term Insurance Company was voluntarily dissolved effective December 31, 1998; net assets at that date were contributed to IL Group.

At December 31, 1997, Bankers Life Insurance Company of New York and Western Security Life Insurance Company were wholly-owned subsidiaries of the Company. During 1998 the Company contributed its ownership of these entities to IL Group.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). All significant intercompany balances and transactions have been eliminated.

Preparation of the consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The Company and its insurance subsidiaries also each prepare their financial statements in conformity with accounting practices prescribed or permitted by the Department of Insurance of the respective state of domicile, which practices differ from GAAP, for the purpose of filing with regulatory authorities. The Company's statutory surplus at December 31, 1999 and 1998 was $102,608,552 and $136,023,910, respectively. The Company's statutory net income (loss), excluding subsidiaries, for 1999, 1998 and 1997 was ($11,483,379), $14,052,835, and
$13,855,923, respectively.

Generally, the net assets of the Company's insurance subsidiaries available for transfer to the Company are limited to the amounts that the insurance subsidiaries' net assets of approximately $80,241,000 at December 31, 1999, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities.

INVESTMENTS

Fixed maturity securities which may be sold to meet liquidity and other needs of the Company are categorized as available for sale and are reported at fair value with unrealized gains and losses reported as a separate component of policyowners' surplus, net of deferred income taxes. Fixed maturity securities which the Company has the positive intent and ability to hold to maturity are categorized as held-to-maturity and are reported at amortized cost. Fixed maturity securities that are bought and held principally for the purpose of selling them in the near term to generate profits from short-term differences in price are categorized as trading and are reported at fair value with unrealized holding gains and losses reported in operations. Equity securities (preferred and common stocks) are classified as available-for-sale and carried at fair value.

Cash and cash equivalents include all highly liquid debt instruments which have original maturities of three months or less, and are stated at cost which approximates fair value.

Mortgage loans and policy loans are stated at aggregate unpaid balances.

Realized gains and losses on sale or maturity of investments are based on specific identification of the investments sold and do not include amounts allocable to separate accounts. At the time a decline in value of an investment is determined to be other than temporary, a provision for loss is recorded which is included in realized investment gains and losses.

DEFERRED ACQUISITION COSTS

Costs of acquiring new business which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy underwriting and issue and certain variable agency expenses. These costs are amortized with interest as follows:

For participating whole life insurance products, over 30 years in relation to the present value of estimated gross margins from expenses, surrender gains, investments and mortality, discounted using the expected investment yield.

For universal life-type policies and investment contracts, 30 years and 15 years, respectively, in relation to the present value of estimated gross profits from surrender charges and investment, mortality and expense margins, discounted using the interest rate credited to the policy.

Recoverability of the unamortized balance of deferred policy acquisition costs is evaluated regularly. For universal life-type contracts, investment contracts and participating whole life policies, the accumulated amortization is adjusted (increased or decreased) whenever there is a material change in the estimated gross profits or gross margins expected over the life of a block of business in order to maintain a consistent relationship between cumulative amortization and the present value of gross profits or gross margins. For all contracts, the unamortized asset balance is reduced by a charge to income when the present value of future cash flows, net of policy liabilities, is not sufficient to cover such asset balance.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost, less allowances for depreciation of $29,087,910 and $30,186,199 at December 31, 1999 and 1998,
respectively. Depreciation has been computed using the straight-line method at rates based on estimated useful lives.

INTANGIBLE ASSETS

Present value of future profits has been recorded in connection with the acquisition of subsidiaries. The initial value is based on the actuarially determined present value of the projected future gross profits from the in-force business acquired. The value of insurance in force purchased is amortized on a constant yield basis over the estimated life of the insurance in force at the date of acquisition in proportion to the emergence of profits over a period of approximately 20 years. Accumulated amortization of present value of future profits is $13,053,567 and $11,271,497 at December 31, 1999 and 1998,
respectively.

Goodwill represents the excess of cost of acquisition of subsidiaries over the fair value of net assets acquired and is amortized using the straight-line method over 20 years. Accumulated amortization of goodwill is $4,471,710 and $3,569,508 at December 31, 1999 and 1998, respectively.

SEPARATE ACCOUNTS

Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity contracts, and for which the contractholder, rather than the Company, bears the investment risk. Separate account contractholders have no claim against the assets of the general account of the Company. Separate account assets are reported at fair value. The operations of the separate accounts are not included in the accompanying consolidated financial statements.

POLICY RESERVES FOR FUTURE BENEFITS

Reserves for participating whole life policies are calculated using the net level premium method and assumptions as to interest and mortality. The interest rates and the mortality rates are those guaranteed in the calculation of cash surrender values described in the contract. Deposit administration funds are reserved using various rates as the interest credited generally fluctuates with interest rate changes in the market place. Reserves for term life policies are determined using the 1980 4% Commissioner's Reserve Valuation Method.

Reserves for universal life policies and investment contracts are the account values (premiums and interest credits less mortality and expense charges) plus a deferred revenue liability, if any, for excess first-year policyowner charges and net unrealized gains on investments allocated to policyowners.

The Company waives deduction of deferred fractional premiums upon death of insureds and returns any portion of the final premium beyond the date of death. Surrender values are not promised in excess of the legally computed reserves.

Reinsurance premiums, expenses, recoveries and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts, and reported on a gross basis.

PREMIUMS AND RELATED BENEFITS AND EXPENSES

Premium income is recognized as revenue when due.

The dividend scales used for determination of dividends payable to policyowners are approved by the Board of Directors. The liability for policy dividends payable in the following year is estimated based on approved dividend scales and historical experience and is charged to current operations. Participating policies representing approximately 31% and 39% of the life insurance in force at December 31, 1999 and 1998, respectively, and approximately 71% and 77% of premiums in 1999 and 1998, respectively.

THIRD-PARTY ADMINISTRATORS

The Company has contractual arrangements with three third-party administrators to distribute and administer its annuity products. One of the third-party administrators, Legacy Marketing Group, distributes and administers the majority of this business.

COMPREHENSIVE INCOME

Comprehensive income is reported separately in policyowners' surplus and is comprised of the results of operations and the change in a portion of unrealized gains or losses in the Company's available-for-sale securities.

The Company's reclassification adjustment for 1999 and 1998 is as follows:

YEAR ENDED DECEMBER 31, 1999                                    GROSS             TAX EFFECT              NET
------------------------------------------------------      --------------      ---------------       -------------

Unrealized holding gains arising during year                   $88,171,160        $(30,859,906)         $57,311,254
Reclassification adjustment for gains realized in net
   income                                                     (10,949,979)            3,832,493         (7,117,486)
Allocated to future policy benefit reserves                  (113,900,988)           39,865,346        (74,035,642)
Deferred acquisition costs valuation                           (7,612,609)            2,664,413         (4,948,196)
                                                            --------------      ---------------       -------------
Change in net unrealized gains on available for sale
   securities                                                $(44,292,416)          $15,502,346       $(28,790,070)
                                                            ==============      ===============       =============

YEAR ENDED DECEMBER 31, 1998                                    GROSS             TAX EFFECT              NET
------------------------------------------------------      --------------      ---------------       -------------

Unrealized holding gains arising during year                  $138,646,372        $(48,526,230)        $90,120,142
Reclassification adjustment for gains realized in net
   income                                                      (21,935,229)          7,677,330         (14,257,899)
Allocated to future policy benefit reserves                    (86,663,175)         30,332,111         (56,331,064)
Deferred acquisition costs valuation                           (28,883,074)         10,109,076         (18,773,998)
Change in net unrealized gains on available for sale
   securities                                                 $  1,164,894        $   (407,713)        $   757,181
                                                            ==============      ===============       =============

NEW ACCOUNTING STANDARDS

During 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Investments and Hedging Activities" (SFAS No. 133) which is effective January 1, 2001. SFAS No. 133 defines derivative instruments and provides comprehensive accounting and reporting standards for the recognition and measurement of derivative and hedging activities. It requires derivatives to be recorded in the consolidated balance sheet at fair value. The Company is evaluating SFAS No. 133 and has not determined its effect on the consolidated financial statements.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform to the current year presentation.

2.   AFFILIATION

In 1997, the Company announced its intent to affiliate with American United Life Insurance Company ("AUL"), an Indiana-domiciled mutual life insurance company. As of December 31, 1999 and 1998, AUL had invested a total of $54,041,667 and $49,541,667, respectively, in IL Group, representing a 33% minority interest. In addition, Legacy Marketing Group ("Legacy"), a third party administrator, invested $12,000,000 in IL Group during 1999, representing a 6% minority interest.

On February 18, 2000, the Company entered into a definitive agreement with American Mutual Holding Company ("AMHC") and AmerUs Life Holdings, Inc. ("AmerUs"), which contemplates the ultimate combination of AMHC, AmerUs and the Company. The transaction, which includes demutualization by the Company, is subject to various governmental and insurance department approvals. Under the agreement, AHMC initially acquired a 45% ownership interest in IL Group for $100 million, and IL Group used the proceeds of the investment to repurchase the ownership interests of AUL and Legacy in their entirety.

3.       INVESTMENTS

Fixed maturity securities and equity securities consist of the following at December 31:

                                                                        1999
                                     ----------------------------------------------------------------------------
                                                              GROSS            GROSS
                                                            UNREALIZED       UNREALIZED
                                      AMORTIZED COST          GAINS            LOSSES            FAIR VALUE
                                     -----------------  ----------------  ----------------  ---------------------

Available for sale:
Fixed maturity securities:
   Unites States government           $   214,268,865     $     367,082      $   7,169,042     $   207,466,905
   Special revenue                          1,000,000           132,410                  -           1,132,410
   Public utilities                       289,208,457         1,219,116         10,893,279         279,534,294
   Industrial and miscellaneous         3,133,179,647       272,706,062        161,899,314       3,243,986,395
   Mortgage-backed securities             354,234,781         3,840,442          6,515,865         351,559,358
                                     -----------------  ----------------  ----------------  ---------------------
Total fixed maturity securities       $ 3,991,891,750     $ 278,265,112      $ 186,477,500     $ 4,083,679,362

Equity securities:
   Preferred stock                          1,062,970                 -            103,720             959,250
   Common stock                             7,574,702           607,955            657,646           7,525,011
                                     -----------------  ----------------  ----------------  ---------------------
Total equity securities                     8,637,672           607,955            761,366           8,484,261
                                     -----------------  ----------------  ----------------  ---------------------
                                      $ 4,000,529,422     $   278,873,067    $ 187,238,866     $ 4,092,163,623

Held to maturity:
United States government              $     3,096,231     $      55,267      $           -     $     3,151,498
Special revenue                             1,500,000           132,585                  -           1,632,585
Public utilities                           22,095,418           435,455            360,085          22,170,788
Industrial and miscellaneous              219,182,080         3,337,154          5,412,635         217,106,599
Mortgage-backed securities                  6,352,478                 -            256,372           6,096,106
                                     -----------------  ----------------  ----------------  ---------------------
                                      $   252,226,207     $   3,960,461      $   6,029,092     $   250,157,576
                                     =================  ================  ================  =====================

                                                                        1998
                                     ----------------------------------------------------------------------------
                                                              GROSS            GROSS
                                                            UNREALIZED       UNREALIZED
                                      AMORTIZED COST          GAINS            LOSSES            FAIR VALUE
                                     -----------------  ----------------  ----------------  ---------------------

                                                                                               <C
Available for sale:
Fixed maturity securities:
   United States government           $   128,524,889     $   2,949,238      $     103,035     $   131,371,092
   Special revenue                          1,965,157           452,994                  -           2,418,151
   Public utilities                       331,724,101        18,216,972            190,947         349,750,126
   Industrial and miscellaneous         1,858,281,651       131,753,912         21,434,562       1,968,601,001
   Mortgage-backed securities             393,204,489        17,401,672            176,637         410,429,524
                                     ----------------------------------------------------------------------------
Total fixed maturity securities         2,713,700,287       170,774,788         21,905,181       2,862,569,894
Equity securities:
   Preferred stock                             10,500                 -                 -               10,500
   Common stock                             3,535,718           310,391            224,648           3,621,461
                                     ----------------------------------------------------------------------------
Total equity securities                     3,546,218           310,391            224,648           3,631,961
                                     ----------------------------------------------------------------------------
                                      $ 2,717,246,505     $ 171,085,179      $  22,129,829     $ 2,866,201,855
                                     ============================================================================

                                                                        1998
                                     ----------------------------------------------------------------------------
                                                              GROSS            GROSS
                                                            UNREALIZED       UNREALIZED
                                      AMORTIZED COST          GAINS            LOSSES            FAIR VALUE
                                     -----------------  ----------------  ----------------  ---------------------
                                                                                               <C
Held to maturity:
United States government              $     3,038,842     $     213,312      $           -     $     3,252,154
Special revenue                             1,500,000           350,055                 -            1,850,055
Public utilities                           34,282,843         3,186,353                 -           37,469,196
Industrial and miscellaneous              207,254,920        19,300,715            289,082         226,266,553
Mortgage-backed securities                  5,546,286           485,199                 -            6,031,485
                                     ----------------------------------------------------------------------------
                                      $   251,622,891     $  23,535,634      $     289,082     $    274,869,443
                                     ============================================================================

Trading:
United States government              $     8,003,369     $      26,500      $     130,372     $     7,899,497
Special revenue                              100,370                 -              80,370              20,000
Public utilities                           6,578,169            332,988             87,932           6,823,225
Industrial and miscellaneous              92,528,033          1,551,485          4,072,383          90,007,135
                                     ----------------------------------------------------------------------------
                                      $   107,209,941     $   1,910,973      $   4,371,057     $   104,749,857
                                     ============================================================================

Effective January 1, 1999, the Company transferred fixed maturity securities, with a fair value of $104,749,857, previously classified as trading securities to available for sale securities.

The amortized cost and fair value of fixed maturity securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               AVAILABLE FOR SALE                     HELD TO MATURITY
                                      ------------------------------------- --------------------------------------
                                          AMORTIZED            FAIR             AMORTIZED             FAIR
                                            COST               VALUE               COST               VALUE
                                      ------------------ ------------------ ------------------- ------------------
                                                                                                    <C
Due in one year or less                 $            -     $            -       $          -        $          -
Due after one year through five
   years                                   760,242,509        788,141,216         61,450,384          61,225,182
Due after five years through ten
   years                                 1,489,024,842      1,448,201,217        109,153,782         108,685,949
Due after ten years                      1,388,389,619      1,495,777,570         75,269,563          74,150,339
Mortgage-backed securities                 354,234,781        351,559,359          6,352,478           6,096,106
                                      ------------------ ------------------ ------------------- ------------------
                                        $3,991,891,750     $4,083,679,362       $252,226,207        $250,157,576
                                      ================== ================== =================== ==================

Net investment income consisted of the following:

                                          1999                 1998                  1997
                                 -------------------- -------------------- --------------------
Fixed maturity securities        $      210,785,436   $      148,322,043   $      108,521,105
Equity securities                           165,680               97,018              121,884
Mortgage loans                           32,708,068           29,697,737           27,698,145
Real estate                                       -                8,280                7,605
Policy loans                             12,159,354           13,256,324           12,086,183
Short term investments                   11,594,939           10,322,418            4,027,446
Other                                     7,259,596            4,183,019            2,496,189
                                 -------------------- -------------------- --------------------
Gross investment income                 274,673,073          205,886,839          154,958,557
Less investment expenses                 17,768,439           11,805,427            9,201,215
                                 -------------------- -------------------- --------------------
Net investment income            $      256,904,634   $      194,081,412   $      145,757,342
                                 ==================== ==================== ====================

Net unrealized gains on available-for-sale securities are as follows:

                                                                              DECEMBER 31
                                                                     1999                1998
                                                              ------------------- ------------------

Fixed maturities:
   Gross unrealized gains                                          $278,265,112        $170,774,788
   Gross unrealized losses                                         (186,477,500)        (21,905,181)
                                                              ------------------- ------------------
                                                                     91,787,612         148,869,607
Equity securities:
   Gross unrealized gains                                               607,955             310,391
   Gross unrealized losses                                              761,366            (224,648)
                                                              ------------------- ------------------
                                                                       (153,411)             85,743

Deferred income taxes                                               (34,640,881)        (52,105,250)
Allocated to future policy benefit reserves                         (74,035,642)        (56,331,064)
Deferred acquisition costs and present value future
   profits valuation                                                  5,236,231         (19,080,030)
Minority interest in consolidated subsidiaries                        1,577,113          (2,877,914)
                                                              ------------------- ------------------
                                                                   $(10,228,978)        $18,561,092
                                                              =================== ==================

Proceeds from the sales of investments in fixed maturities during 1999, 1998 and 1997 were $716,775,997, $226,690,947 and $176,335,768, respectively. Gross gains of  $27,245,476,  $20,437,597  and $7,963,187  and gross losses of  $17,377,449,
$1,563,754 and $1,082,349 were realized in 1999, 1998 and 1997, respectively.

The Company maintains a diversified mortgage loan portfolio and exercises internal limits on concentrations of loans by geographic area, industry, use and individual mortgagor. Net realized capital gains include write downs and changes in the reserve for losses on mortgage loans and foreclosed real estate of $232,548, $248,135 and $89,956 for 1999, 1998, and 1997, respectively.

The Company has outstanding mortgage loan commitments at December 31, 1999, of approximately $13,948,000.

Included in net realized capital gains is a gain (loss) of $275,148 and ($3,815,119) incurred on the sale of a minority interest in IL Group during 1999 and 1998, respectively.

4.  FEDERAL INCOME TAXES

A reconciliation of federal income taxes computed at statutory tax rates to federal income tax expense is as follows:

                                                         1999              1998              1997
                                                   ----------------- ------------------ ----------------

Income tax computed at statutory tax rates         $      1,046,038  $   10,944,109     $    8,457,750
Mutual company differential earning amount                2,637,919      (2,754,247)         1,453,702
Tax credits                                              (1,801,377)     (1,383,442)        (1,459,000)
Amortization of goodwill                                    279,988          650,710           692,402
Other                                                      (570,019)      1,179,168           (373,343)
                                                   ----------------- ------------------ ----------------
Federal income taxes                               $      1,592,549  $    8,636,298     $    8,771,511
                                                   ================= ================== ================

Federal income taxes consist of the following:


                               1999            1998            1997
                          ------------    ------------    ------------

   Current taxes          $  9,324,472    $ 14,380,161    $ 10,683,727
   Deferred tax credits     (7,731,923)     (5,743,863)     (1,912,216)
                          ------------    ------------    ------------
   Total                  $  1,592,549    $  8,636,298    $  8,771,511
                          ============    ============    ============

Tax benefits of  $287,130,  $1,124,395  and  $899,979  for 1999,  1998 and 1997,
respectively, reduced goodwill related to the acquisition of Bankers Life Insurance Company of New York because the tax benefit was not recognized at the date of acquisition.

Significant components of the deferred tax assets (liabilities) at December 31, 1999 and 1998, are as follows:

                                            1999             1998
                                        ------------    ------------

Insurance reserves                      $ 86,202,023    $ 60,959,977
Deferred policy acquisition costs        (79,514,798)    (68,768,570)
Unrealized appreciation of securities    (34,241,704)    (52,134,479)
Investments                               (9,604,925)     (3,054,223)
Present value of future profits           (2,806,055)     (3,429,780)
Other                                        930,471       2,326,473
                                        ------------    ------------
Total deferred tax liabilities           (39,034,988)    (64,100,602)
Valuation allowance                         (835,253)     (1,272,690)
                                        ------------    ------------
Net deferred tax liabilities            $(39,870,241)   $(65,373,292)
                                        ============    ============

Valuation allowances have been created for operating losses, credit carryovers and alternative minimum tax credit carryovers. The amount of the tax net operating loss carryforwards are $1,596,818 at December 31, 1999. The operating loss carryovers expire between 2012 and 2017.

The  Company  paid  federal  income  taxes  of   $13,839,934,   $18,102,557  and
$13,827,397 in 1999, 1998 and 1997, respectively and received refunds of $3,257,067 and $824,100 in 1999 and 1998, respectively.

5.  REINSURANCE

The Company has entered into reinsurance cession agreements with other insurance companies to limit the net loss arising from large risks and maintain its exposure to loss within its capital resources. The Company remains liable for ceded risks in the event that reinsurers do not meet their obligations. Management believes its reinsurers will meet their obligations under existing contracts.

The effects of reinsurance on premiums were as follows:

                                1999             1998             1997
                            ---------------------------------------------

Reinsurance assumed         $ 47,600,550    $ 41,940,233    $ 74,239,472
Reinsurance ceded            (68,031,375)    (56,776,068)    (80,084,294)

Reinsurance   recoveries  on  ceded  reinsurance   contracts  were  $28,126,006,
$23,457,066 and $15,695,935 during 1999, 1998 and 1997, respectively.

IL Annuity and Insurance Company entered into a modified coinsurance cession agreements covering flexible premium deferred annuity policies distributed through a third-party administrator. Future policy benefit reserves include reinsurance payable of $2,279,437,605 and $1,511,542,946 at December 31, 1999
and 1998, respectively. Net realized capital gains are net of realized gains allocated to the reinsurer of $15,316,835, $14,194,580 and $2,587,253 in 1999,
1998 and 1997, respectively.

6.  BENEFIT PLANS

The Company has a noncontributory defined benefit pension plan, which generally covers all qualified employees that have attained the age of twenty-one. Benefits are based on years of service and compensation levels during employment. All plan assets consist primarily of deposit administration funds and group annuity contracts held by the Company. Company contributions to the employee plan are computed actuarially and funded annually.

In addition to the Company's defined benefit plan, the Company offers retired employees, retired full-time agents and eligible spouses and dependents certain postretirement benefits such as medical, life, and dental insurance.

The most recent actuarial valuation date for pension benefits was September 30 while the most recent date for postretirement benefits was December 31.

The reconciliation of the benefit obligation is as follows:

                                                                     PENSION BENEFITS
                                                          1999             1998              1997
                                                    ----------------------------------------------------

Benefit obligation at beginning of year                $ 31,443,397       $26,371,315    $24,678,651

Service cost                                              1,593,714         1,224,152      1,125,145
Interest cost                                             2,043,821         1,845,992      1,665,809
Actuarial (gain) loss                                    (1,129,236)        3,013,204       (231,144)
Benefits paid                                            (1,040,698)       (1,011,266)      (867,146)
                                                    ----------------------------------------------------
Benefit obligation at end of year                      $ 32,910,998       $31,443,397    $26,371,315
                                                    ====================================================

                                                                  POSTRETIREMENT BENEFITS
                                                          1999             1998              1997
                                                    ----------------------------------------------------

Benefit obligation at beginning of year               $ 6,717,388        $6,450,925       $6,193,641

Service cost                                              281,668           229,772          214,740
Interest cost                                             558,538           437,536          421,331
Actuarial loss                                          1,200,682                 -                -
Benefits paid                                            (428,172)         (400,845)        (377,787)
                                                    ----------------------------------------------------
Benefit obligation at end of year                     $ 8,330,104        $6,717,388       $6,450,925
                                                    ====================================================

The changes in pension plan assets were as follows:

                                                                     PENSION BENEFITS
                                                          1999             1998              1997
                                                    ----------------------------------------------------

Fair value of plan assets at beginning of year          $25,191,760       $23,046,044      $21,123,697

Actual return on plan assets                              1,790,758         1,681,535        1,600,582
Employer contributions                                    1,608,017         1,473,610        1,306,200
Benefits paid                                            (1,002,432)       (1,009,429)        (984,435)
                                                    ----------------------------------------------------

Fair value of plan assets at end of year                $27,588,103       $25,191,760      $23,046,044
                                                    ====================================================

The reconciliation of the funded status to the net benefit cost recognized is as follows:

                                                         PENSION BENEFITS
                                              1999             1998              1997
                                        ----------------------------------------------------

Funded status                             ($5,322,895)      ($6,251,637)     ($3,325,271)
Unrecognized net loss                       4,101,140         5,154,917        1,955,475
Unrecognized transition obligation          1,248,046         1,404,052        1,560,058
                                        ----------------------------------------------------

Prepaid benefit cost at December 31        $   26,291        $  307,332       $  190,262
                                        ====================================================

                                                      POSTRETIREMENT BENEFITS
                                              1999             1998              1997
                                        ----------------------------------------------------

Funded status                             ($8,330,104)      ($6,717,388)     ($6,450,925)
Unrecognized net loss                         834,481         1,512,229        1,657,138
Unrecognized prior service cost               435,809        (1,486,994)      (1,774,999)
                                        ----------------------------------------------------

Accrued benefit cost at December 31       ($7,059,814)      ($6,692,153)     ($6,568,786)
                                        ====================================================

The weighted average assumptions used in calculating the accrued liabilities are as follows:

                                                 PENSION BENEFITS                    POSTRETIREMENT BENEFITS
                                              1999       1998       1997            1999       1998       1997
                                         ---------------------------------      --------------------------------

Discount rate                                 6.75%      6.50%      7.00%           7.25%      7.00%      7.00%
Rate of compensation increase                 4.50%      4.50%      4.50%           5.00%      5.00%      5.00%
Expected rate of return on plan assets        8.00%      8.00%      8.00%             -          -          -

The assumed health care cost trend rate used in measuring the postretirement benefit obligations were as follows:

1999
----
Under age 65          8.2% with an assumed graded decrease to 5%
Over age 65           7.8% with an assumed graded decrease to 5%
1998
----
Under age 65          8.6% with an assumed graded decrease to 5%
Over age 65           8.2% with an assumed graded decrease to 5%
1997
----
Under age 65          9.0% with an assumed graded decrease to 5%
Over age 65           8.5% with an assumed graded decrease to 5%

Below are the components of net periodic benefit cost:

                                                       PENSION BENEFITS
                                               1999          1998           1997
                                           -------------------------------------------

Service cost                                 $1,593,714    $1,224,152    $1,125,145
Interest cost                                 2,008,426     1,809,049     1,635,222
Expected return on assets                    (2,007,071)   (1,832,667)   (1,682,793)
Amortization of unrecognized net loss           137,985             -             -
Amortization of transition obligation           156,006       156,006       156,006
                                           -------------------------------------------
Net periodic benefit cost                    $1,889,060    $1,356,540    $1,233,580
                                           ===========================================

                                                           POSTRETIREMENT BENEFITS
                                                       1999         1998         1997
                                                    --------------------------------------

Service cost                                          $281,668     $229,772     $214,740
Interest cost                                          558,538      437,536      420,331
Expected return on assets                             (169,106)           -            -
Amortization of unrecognized prior service cost              -     (288,005)    (288,005)
Amortization of unrecognized net loss                  124,733      144,909      149,046
                                                    --------------------------------------
Net periodic benefit cost                             $795,833     $524,212     $496,112
                                                    ======================================

The Company sponsors a salary reduction/savings plan for employees as defined by
Section 401(k) of the Internal Revenue Code. Participants may contribute on a pre-tax basis from 1% to 15% of their eligible earnings up to a maximum amount as permitted by law. Voluntary employee contributions are matched at an amount equal to 50% of the first 3% of each participant's contribution. Contributions made by the Company totaled $271,307, $282,510 and $328,342 for 1999, 1998 and
1997, respectively. Other liabilities and reserves include $11,915,375 and $11,075,419 at December 31, 1999 and 1998, respectively, relating to the plan.

The Company has a defined contribution pension plan covering substantially all of the agents. Company contributions are based on agent compensation and are funded annually; contributions for 1999, 1998 and 1997 were $202,000, $266,000 and $639,000, respectively. Other policyowner funds include $13,631,072 and $13,186,031 at December 31, 1999 and 1998, respectively, relating to the plan.

The Company also sponsors a deferred compensation plan for agents and a separate deferred compensation plan for officers and directors. Other liabilities and reserves include $5,797,227 and $4,557,099 at December 31, 1999 and 1998,
respectively, relating to these plans. The deferred compensation plans are contributory and nonqualified.

7.  SURPLUS NOTES

Any payment of interest and repayment of principal on the surplus notes may be paid only out of the Company's earnings, subject to approval by the Indiana Department of Insurance. A summary of the terms of these surplus notes follows:

                                                     ACCRUED
                                         ANNUAL      INTEREST
 DATE         INTEREST     AMOUNT       INTEREST        AT          DATE OF
ISSUED          RATE      OF NOTES        PAID      DECEMBER 31    MATURITY
-------------------------------------------------------------------------------

May 8, 1996     8.66%    $25,000,000   $2,165,000    $541,250     April 1, 2011

8.  COMMITMENTS AND CONTINGENCIES

The Company is involved in pending and threatened litigation of the character incidental to the business transacted. Management believes that the conclusion of the litigation will not have a material adverse affect on the Company's financial position or results of operations.

During 1999, the Company reached an agreement to settle a market conduct class action lawsuit. The terms of the agreement call for the Company to make payments of cash, policy credits or additional death benefits to owners of eligible policies. These costs, plus legal expenses, total approximately $21,284,500 (net of taxes of $11,460,885) and have been recorded in the accompanying consolidated financial statements.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

Cash and cash equivalents, accrued investment income and policy loans: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.


  Fixed maturity and equity securities: Fair values of bonds and stocks are based on quoted market prices where available. For bonds not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, are estimated by discounting expected future cash flow using a current market rate applicable to the yield, credit quality and maturity of the investments.

  Mortgage loans: The fair value of mortgage loans was estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings for similar maturities.

  Investment-type contracts: The fair value of deferred annuities is believed to
  approximate  the  cash  surrender   value.   The  carrying  amounts  of  other
  investment-type contracts approximate their fair value.

  Surplus notes: The fair value of surplus notes is estimated using values obtained from an independent pricing service based on the bid price of the notes on the given date.

  The carrying value and fair values of the Company's financial instruments at December 31, are as follows:

                                                     1999                               1998
                                    ----------------------------------------------------------------------
                                         CARRYING                           CARRYING
                                          AMOUNT         FAIR VALUE           AMOUNT        FAIR VALUE
                                    ----------------------------------------------------------------------

ASSETS:
Fixed maturity securities:
   Available for sale                 $4,083,679,362    $4,083,679,362    $2,862,569,894  $2,862,569,894
   Trading                                         -                 -       104,749,857     104,749,857
   Held to Maturity                      252,226,207       250,157,576       251,622,891     274,869,443
Equity securities                          8,484,261         8,484,261         3,631,961       3,631,961
Mortgage loans                           378,053,935       382,843,780       355,034,577     395,190,779

LIABILITIES:
Deferred annuities                     3,268,272,248     3,087,879,171     2,323,647,052   2,185,660,794
Surplus notes                             25,000,000        25,906,250        25,000,000      29,508,700

The fair values of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the estimated fair values for all insurance liabilities are taken into consideration in the Company's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.



10.  YEAR 2000 (UNAUDITED)


In 1997, the Company's Board of Directors adopted a Year 2000 Plan to address all major computing information systems including hardware, software, equipment and business partners. The objective of the Year 2000 Plan was to ensure that the Company can continue to serve its customers with minimal business disruptions and business risk. The Year 2000 Plan was supported by Company officers and executive management, and is closely monitored by the Board of Directors.

As a result of the foregoing, the Company conducted business as usual on work day one of the new year. All business units experienced a smooth transition into the Year 2000. A few minor issues were quickly identified and resolved, but there was no impact to business operations and no need to invoke the Company's contingency plans. Although it anticipates no problems, the Company will continue to monitor systems and business applications to ensure the first quarter and full year processing dates are successfully completed.

The costs to address the Company's Year 2000 issues for 1999, 1998 and 1997 were approximately $2,500,000, $11,000,000 and $1,000,000, respectively.


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